Exhibit 99.1

Dave Reports Preliminary Fourth Quarter

and Full Year 2025 Results

2025 Revenue and Adjusted EBITDA Results are Expected to Exceed the Top-End of Guidance

4Q25 28 DPD Rate Expected to be Within the Range of 1.95%-2.00%, Outperforming Guidance of Below 2.10%

Full Earnings Results and 2026 Financial Outlook to Be Discussed on March 2, 2026 at 5:00pm ET

LOS ANGELES, CA – February 5, 2026 – Dave Inc. (“Dave” or the “Company”) (Nasdaq: DAVE), one of the nation’s leading neobanks, today announced certain preliminary, unaudited financial results for the fourth quarter and full year ended December 31, 2025. The Company expects to release full, audited financial results and file its annual report on Form 10-K for the year ended December 31, 2025 on March 2, 2026.

Fourth Quarter and Full Year 2025 Preliminary Financial Results

($ in millions, unaudited)

Fourth Quarter 2025	4Q25 Guidance*	4Q25	∆%	4Q24	4Q25	%∆
GAAP Operating Revenues, Net	$155	$164	6%	$101	$164	62%
Adjusted EBITDA**	$63	$73	16%	$33	$73	118%

Full Year 2025	FY25 Guidance*	FY25	∆%	FY24	FY25	%∆
GAAP Operating Revenues, Net	$546	$554	2%	$347	$554	60%
Adjusted EBITDA**	$217	$227	5%	$86	$227	162%

*The Company previously provided updated 2025 financial guidance on November 4, 2025. This guidance stated that Operating Revenues, Net and Adjusted EBITDA for 2025 were expected to be in the range of $544 - 547 million and $215 - 218 million, respectively. The figures in the tables above represent the midpoints of those financial guidance ranges. Fourth quarter guidance implied based on year-to-date third quarter results.

**Non-GAAP measure. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure, net income, for the three and 12 months ended December 31, 2025, and 2024 will be included in the Company’s earnings release for the fourth quarter and full year 2025 financial results, scheduled to be reported on March 2, 2026. See “Non-GAAP Financial Information” below.

The Company also expects its 4Q25 28 Days Past Due (28DPD) metric to be within the range of 1.95% to 2.00%, improving from the previously disclosed expectation of below 2.10%.

"We closed out 2025 with another record quarter, capping the strongest year in our company's history," said Jason Wilk, Founder and CEO of Dave. "Q4 represented our third consecutive quarter of 60%+ revenue growth, driven by accelerating monthly transacting member growth, continued ARPU expansion, and strong underlying demand for our products.

"The operating leverage embedded in our model continued to strengthen throughout 2025: full-year Adjusted EBITDA grew over 160%, nearly three times our revenue growth rate, a direct result of strengthening unit economics and deepening member relationships while maintaining our discipline on fixed costs. Credit performance continued to improve in the fourth quarter, powered by our proprietary CashAI underwriting engine.

“Furthermore, we are closely monitoring the recent proposal to limit credit card rates to 10%. We believe a meaningful rate cap on credit card interest rates would be a tailwind for our business: if issuer economics are materially compressed, industry leaders have suggested credit card access could decline by as much as 80%, with the sharpest pullback affecting non-prime and sub-prime consumers. Importantly, the need for liquidity does not disappear; it shifts to alternatives that better match a customer’s needs and ability to repay such as ExtraCash, which does not charge compound interest or late fees.”

Earnings Conference Call

Dave management will host a conference call on Monday, March 2, 2026, at 5:00 p.m. Eastern time to discuss its financial results for the fourth quarter and full year ended December 31, 2025, followed by a question-and-answer period. The conference call details are as follows:

Date: Monday, March 2, 2026

Time: 5:00 p.m. Eastern time

Toll-free dial-in number: (866) 652-5200

International dial-in number: (412) 317-6060

Webcast: link

The conference call will also be available for replay in the Events section of the Company’s website, along with the transcript, at https://investors.dave.com.

If you have any difficulty registering for or connecting to the conference call, please contact Elevate IR at DAVE@elevate-ir.com.

About Dave

Dave (Nasdaq: DAVE) is a leading U.S. neobank and fintech pioneer serving millions of everyday Americans. Dave uses disruptive technologies to provide best-in-class banking services at a fraction of the price of incumbents. For more information about the Company, visit: www.dave.com. For investor information and updates, visit: investors.dave.com and follow @davebanking on X.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feels,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “remains,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer relating to Dave’s future performance and growth, statements relating to future regulatory developments, statements relating to fiscal year 2025 guidance, projected financial results and other statements about future events. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry; the ability of Dave to manage risks associated with providing ExtraCash; the ability of Dave to retain its current customers, acquire new customers (collectively, “Members”) and sell additional functionality and services to its Members; the ability of Dave to protect intellectual property and trade secrets; the ability of Dave to maintain the integrity of its confidential information and information systems or comply with applicable privacy and data security requirements and regulations; the primary reliance by Dave on a single bank partner; the ability of Dave to maintain or secure current and future key banking relationships and other third-party service providers, including its ability to comply with applicable requirements of such third parties; the ability of Dave to comply with extensive and evolving laws and regulations applicable to its business; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; the level of product service failures that could lead Members to use competitors’ services; investigations, claims, disputes, enforcement actions, arbitration, litigation and/or other regulatory or legal proceedings, including the Department of Justice’s lawsuit against Dave; the ability to maintain the listing of Dave Class A Common Stock on The Nasdaq Stock Market; the possibility that Dave may be adversely affected by other macroeconomic factors, including regulatory uncertainty, fluctuating interest rates, inflation, unemployment rates, consumer sentiment, market volatility and business, and/or competitive factors; and other risks and uncertainties discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2025 and subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Preliminary Financial and Operating Results

The financial information in this press release is preliminary, unaudited, based on currently available information, and subject to adjustment in the final financial statements to be filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2025. The preliminary results set forth above reflect preliminary, unaudited estimates based solely on currently available information, which is subject to change. Such preliminary results are subject to the finalization of year-end financial and accounting procedures. While carrying out such procedures, Dave may identify items that would require it to make adjustments to the preliminary estimates of financial results set forth herein. As a result, Dave's actual financial results could differ from the information set forth herein and such differences could be material. Moreover, preliminary and estimated financial results should not be viewed as a substitute for Dave's full annual financial statements for the year ended December 31, 2025, which will be prepared in accordance with U.S. GAAP.

Non-GAAP Financial Information

This press release contains references to Adjusted EBITDA, which is adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and excludes certain expenses, gains and losses. The Company defines and calculates Adjusted EBITDA as GAAP net income before the impact of interest income or expense, provision for income taxes, depreciation and amortization, and adjusted to exclude non-recurring legal settlement and litigation expenses, stock-based compensation expense, non-recurring income, gain on extinguishment of convertible debt, changes in fair value of earnout liabilities and changes in fair value of public and private warrant liabilities.

This non-GAAP financial measure may be helpful to the user in assessing our operating performance and facilitate an alternative comparison among fiscal periods. The Company’s management team uses this non-GAAP financial measure in assessing performance, as well as in planning and forecasting future periods. The methods the Company uses to compute this non-GAAP financial measure may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The Company has not provided a quantitative reconciliation of this non-GAAP financial measure because it is unable to calculate without unreasonable effort the exact amount of the reconciling items. The Company is currently finalizing certain amounts that would be required to be included in the most directly comparable GAAP measure or the individual adjustments for such reconciliations. The variability of these items could have a significant impact on our future GAAP financial results. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure, net income, for the three and 12 months ended December 31, 2025, and 2024 will be included in the Company’s earnings release for the fourth quarter and full year 2025 financial results, scheduled to be reported on March 2, 2026.

Investor Relations Contact
Sean Mansouri, CFA or Stefan Norbom
Elevate IR
DAVE@elevate-ir.com

Media Contact
Dan Ury
press@dave.com